Exhibit 2.2

Execution Version

Amendment No. 2

to

purchase, SALE, TERMINATION AND EXCHANGE AGREEMENT

This Amendment No. 2 (this “Amendment”) effective at 4:59 p.m. Central Time June 6, 2025 (the “Amendment Effective Date”) to that certain Purchase, Sale, Termination and Exchange Agreement, dated as of February 10, 2025, is made by and among Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Resources Management”), and 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with Pogo Royalty, CIC, DenCo and Pogo Resources Management, the “Sellers”), EON Resources Inc., a Delaware corporation (the “Company”), HNRA Upstream, LLC, a Delaware limited liability company (“OpCo”), HNRA Royalties, LLC, a Delaware limited liability company (“EONR Royalties”) and HNRA Partner, Inc. a Delaware corporation (the “SPAC Subsidiary” and, together with the Company, OpCo and EONR Royalties, the “Purchasers”). The Sellers and the Purchasers are referred to herein individually as a “Party” and, collectively, as the “Parties.”

Recitals

Whereas, the Sellers and the Purchasers are parties to that certain Purchase, Sale, Termination and Exchange Agreement, dated as of February 10, 2025 (the “PSA”);

WHEREAS, pursuant to Section 7.2 of the PSA, the PSA shall automatically terminate at 1:00 p.m. Central Time on June 3, 2025;

WHEREAS, the Parties entered into that certain amendment to the PSA, dated June 2, 2025, which extended the termination date of the PSA to 5:00 p.m. Central Time June 6, 2025;

WHEREAS, pursuant to Section 8.3 of the PSA, the PSA may be amended by a written agreement duly executed by each of the Parties thereto; and

WHEREAS, the Sellers and the Purchasers desire to enter into this Amendment in order to amend the PSA in the manner set forth herein.

Now, Therefore, in consideration of the representations, warranties, covenants and agreements herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Amendment to PSA. The PSA is hereby amended as follows:

(a) Section 7.2 of the PSA is hereby amended and restated in its entirety as follows:

“This Agreement shall automatically terminate at 5:00 p.m. Central Time on June 13, 2025 (the “Outside Date”).”

2. Effect on the PSA. Except as specifically amended by this Amendment, the PSA shall remain in full force and effect, and the PSA, as amended by this Amendment, is hereby ratified and confirmed in all respects. From and after the Amendment Effective Date, each reference in the PSA to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import, or to any provision of the PSA, as the case may be, shall be deemed to refer to the PSA or such provision as amended by this Amendment, unless the context otherwise requires.

3. Miscellaneous. The provisions of Sections 8.2 (Governing Law; Submission to Jurisdiction; Consent to Service of Process), 8.3 (Entire Agreement; Amendments and Waivers), 8.4 (Notices), 8.5 (Severability), 8.6 (Binding Effect; Assignment), 8.7 (Non-Recourse), 8.8 (Counterparts), 8.9 (Exhibits), 8.10 (Specific Performance) and 8.11 (Waiver of Jury Trial) of the PSA are incorporated by reference into this Amendment mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated below, effective as of the Amendment Effective Date.

THE SELLERS:

pogo royalty, LLC

By:	/s/ Kirk Pogoloff
Name:	Kirk Pogoloff
Title:	Manager

CIC POGO LP

By:	cic iv gp, llc
Its:	General Partner

By:	/s/ Bayard Friedman
Name:	Bayard Friedman
Title:	Manager

DENCO Resources, LLC

By:	/s/ John L. Denman, Jr.
Name:	John L. Denman, Jr.
Title:	President

pogo resources management, LLC

By:	/s/ Kirk Pogoloff
Name:	Kirk Pogoloff
Title:	Manager

4400 holdings, LLC

By:	/s/ Kirk Pogoloff
Name:	Kirk Pogoloff
Title:	Manager

[Signature Page to Amendment No. 2 to Purchase, Sale, Termination and Exchange Agreement]

THE PURCHASERS:

EON RESOURCES INC.

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	Chief Financial Officer

HNRA UPSTREAM, LLC

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	President

HNRA ROYALTIES, LLC

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	President

HNRA PARNTER, INC.

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	President

[Signature Page to Amendment No. 2 to Purchase, Sale, Termination and Exchange Agreement]